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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  October 22, 1996.



                           GREAT LAKES AVIATION, LTD.
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             (Exact name of registrant as specified in its charter)

     Iowa                             0-23224                    42-1135319
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(State or other Jurisdiction   (Commission File Number)      (I.R.S. Employer
of incorporation)                                           Identification No.)


                                1965 330th Street
                              Spencer, Iowa  51301
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                    (Address of principal executive offices)


Registrant's telephone no., including area code:  (712) 262-1000

                                 Not Applicable
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          (Former name or former address, if changed since last report)


                                Page 1 of 3 Pages

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ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT.

     The Registrant has been informed that on October 22, 1996, Mr. Douglas Voss, the Registrant's Chief Executive Officer and owner of 4,700,000 shares of the Common Stock of the Registrant, constituting approximately 62% of the outstanding shares of Common Stock of the Registrant, has transferred ownership of 2,350,000 of such shares (the "Shares"), representing approximately 31% of the outstanding shares of Common Stock of the Registrant, to his ex-spouse, Ms. Gayle R. Voss pursuant to a Marital Dissolution Stipulation and Property Settlement, dated June 28, 1996.

     Mr. Voss and Ms. Voss have filed with the Securities Exchange Commission respective filings under Section 13(d) of the Securities Exchange Act of 1934. The information contained herein is derived from such reports.


ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER.

     Ms. Voss has granted to her ex-spouse, Mr. Voss, who is the Chief Executive Officer of the Registrant and the beneficial owner of approximately 62% of the Common Stock of the Registrant (including the Shares), an Irrevocable Proxy to vote the Shares until June 28, 2010.

     Mr. Voss and Ms. Voss have entered into a Shareholder Buy-Sell Agreement (the "Agreement") with respect to the Shares. The term of the Agreement (the "Term") is until June 28, 2010 or until such time as Ms. Voss does not own any Shares or the Registrant is dissolved or liquidated. Pursuant to the Agreement Ms. Voss may not sell any Shares until June 28, 1999 at which time she may sell 470,000 Shares and an additional 235,000 in each year thereafter. Mr. Voss, however, has been granted a right of first refusal to purchase for the market price any Shares which Ms. Voss desires to so sell. The Agreement also provides Mr. Voss the option to purchase any Shares at any time during the Term for the market price of the Common Stock. The Agreement provides that in any transaction in which Mr. Voss sells greater than 5% of his Common Stock, Mr. Voss has the right to compel Ms. Voss to include the Shares in such transaction on the same terms as the shares of Common Stock of Mr. Voss. In turn, Ms. Voss has the right to have the Shares included by Mr. Voss in any such transaction on a pro rata basis.

     The Agreement also provides Mr. Voss the or right to purchase the Shares for the market price upon the death of Ms. Voss or an involuntary disposition of the Shares. Pursuant to the Agreement Mr. Voss will vote all shares of Common Stock beneficially owned by him (including the Shares) for the election of Ms. Voss to the Board of Directors of the Registrant.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             GREAT LAKES AVIATION, LTD.

Date:  October 22, 1996


                                             By: /s/ Douglas G. Voss
                                                 --------------------------
                                                 Douglas G. Voss
                                                 Chief Executive Officer


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